EXHIBIT 10.1

ONCOVISTA INNOVATIVE THERAPIES, INC.
ONCOVISTA, INC.
14785 Omicron Drive, Suite 104
San Antonio, Texas  78245

January 15, 2010

To the holders (the “Holders”) of the Secured Promissory Notes, dated January 15, 2009 (the “Notes”), by OncoVista Innovative Therapies, Inc., a Nevada corporation (“OIT”), and OncoVista, Inc., a Delaware corporation (“OncoVista”, and, together with OIT, the “Company”), due on January 15, 2010 and the holders of the Warrants for the Purchase of Securities, dated January 15, 2009 (the “Warrants”), issued by OIT

Ladies and Gentlemen:

Reference is made to the Notes and the Warrants.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders and the Company hereby agree as follows:

i.	Notes Amendments.

a.	Except as otherwise expressly provided herein, the Notes shall continue in full force and effect;

b.	The definition of “Maturity Date” set forth in Section 1 of the Notes is hereby amended to be and read in its entirety as follows:

“Maturity Date means the earlier of (i) July 15, 2010, (ii) the date upon which the Company consummates a Qualified Financing and (iii) the acceleration of the maturity of the Note in accordance with Section 2(b).”

c.	The definition of “Qualified Financing” set forth in Section 1 of the Notes is hereby amended to be and read in its entirety as follows:

 “Qualified Financing means one or more financings, whether in the form of equity securities, Indebtedness, derivative securities, or otherwise, the aggregate gross proceeds of which equal or exceed $3,000,000.

d.	Section 2(b) of the Notes is hereby amended to be and read in its entirety as follows:

Interest Rate.  Subject to Section 2(c) hereof, Interest, during the period from the Issue Date through the Maturity Date, shall accrue on the Principal of the Note at a rate equal to 12.0% per annum (“Initial Interest Rate”).  Interest shall be computed on the basis of a 360-day year applied to actual days elapsed.  Notwithstanding the foregoing anything in this Note to the contrary, upon the occurrence, and during the continuation, of an Event of Default, the Initial Interest Rate shall be increased by 6.0% per annum to 18.0% per annum and shall be payable by the Holders on demand.

e.	Sections 19 through 31 of the Notes are hereby incorporated herein as if set forth herein verbatim.

ii.	Warrant Amendments.

a.	Except as otherwise expressly provided herein, the Warrants shall continue in full force and effect;

b.	The first sentence of the initial paragraph of the Warrants is hereby amended to provide for an Exercise Period ending on July 15, 2014:

c.	The last sentence of the initial paragraph of the Warrants is hereby amended to be and read in its entirety as follows:

In the event that no Qualified Financing shall be consummated by the Company prior to the expiration of the Exercise Period, this Warrant shall be exercisable for up to 750,000 shares of common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.10 per share (subject to the aforementioned adjustments specified herein).

d.	Sections 13 through 19 of the Warrants are hereby incorporated herein as if set forth herein verbatim.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written:

OncoVista Innovative Therapies, Inc.

By:  /s/ Alexander L. Weis

Name: Alexander L. Weis, Ph.D.
Title: Chairman of the Board of Directors, President,
            and Chief Executive Officer

OncoVista, Inc.

By:  /s/ Alexander L. Weis

Name: Alexander L. Weis
Title:  Chairman of the Board of Directors, President,
             and Chief Executive Officer

BioMarkers LLC

By:  /s/ Andras Koser

Name: Andras Koser, MD.
Title:  Managing Partner

WEXFORD SPECTRUM TRADING LIMITED

BY:  /s/ Arthur Amron

Name: Arthur Amron
Title:  Vice President and Assistant Secretary

/s/ John Wenner

John Wenner